                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Tupperware Corporation, a Delaware corporation, (the "Corporation"), hereby constitutes and appoints Thomas M. Roehlk and Pradeep Mathur, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 28, 2002, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and seal this 5th day of March, 2003.

                                              /s/ Rita Bornstein

                                              /s/ Kriss Cloninger III

                                              /s/ E. V. Goings

                                              /s/ Clifford J. Grum

                                              /s/ Betsy D. Holden

                                              /s/ Joe R. Lee

                                              /s/ Bob Marbut

                                              /s/ Angel R. Martinez

                                              /s/ David R. Parker

                                              /s/ Joyce M. Roche

                                              /s/ M. Anne Szostak

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Tupperware Corporation, a Delaware corporation, (the "Corporation"), hereby constitutes and appoints Thomas M. Roehlk and Pradeep Mathur, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 28, 2002, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal this 5th day of March, 2003.

                                                   /s/ Judy B. Curry